UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2010

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

(a) Effective July 22, 2010, Deloitte & Touche, LLP (“Deloitte”) resigned as the independent registered public accounting firm of American Apparel, Inc. (the “Company”).  Deloitte served as the Company’s independent registered public accounting firm since April 3, 2009.

During the period from April 3, 2009 through July 22, 2010, the Company had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its report on the Company’s consolidated financial statements for the year ended December 31, 2009.

Deloitte’s audit report dated March 31, 2010 (which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2010 (the “2009 Form 10-K”)) on the Company’s consolidated financial statements as of, and for the year ended, December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from April 3, 2009 through July 22, 2010, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) in Deloitte’s report dated March 31, 2010 (which was included in the 2009 Form 10-K) on the Company’s internal control over financial reporting as of December 31, 2009, Deloitte identified material weaknesses in internal control over financial reporting related to the control environment and to the financial closing and reporting process, which are further described under Item 9A in the Company’s 2009 Form 10-K, and advised that the Company has not maintained effective internal control over financial reporting as of December 31, 2009; and (ii) Deloitte advised the Company that certain information has come to Deloitte’s attention, that if further investigated may materially impact the reliability of either its previously issued audit report or the underlying consolidated financial statements for the year ended December 31, 2009 included in the Company’s 2009 Form 10-K.  Deloitte has requested that the Company provide Deloitte with the additional information Deloitte believes is necessary to review before the Company and Deloitte can reach any conclusions as to the reliability of the previously issued consolidated financial statements for the year ended December 31, 2009 and auditors’ report thereon.

The Audit Committee of the Board of Directors of the Company discussed each of these matters with Deloitte.  The Company has authorized Deloitte to respond fully to the inquiries of the Company’s successor accountants concerning each of these matters.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Form 8-K”) prior to the time this Form 8-K was filed with the SEC.  The Company requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.  A copy of Deloitte’s letter dated July 28, 2010 is filed as Exhibit 16.1 hereto.

(b) On July 26, 2010, the Audit Committee engaged Marcum LLP (formerly known as Marcum & Kliegman LLP, “Marcum”) as the Company’s independent auditors to audit the Company’s financial statements.  During the fiscal years ended December 31, 2008 and 2009, and the subsequent interim period from January 1, 2010 through July 26, 2010, the Company has not, and no one on the Company’s behalf has, consulted with Marcum on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K, except that (i) Marcum audited the Company’s consolidated financial statements as of, and for the year ended, December 31, 2008, (ii) Marcum expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as described in the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on April 10, 2009, (iii) the

Company discussed certain matters with Marcum as described in the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2009, (iv) Marcum reissued its auditors’ report, dated August 12, 2009, in conjunction with the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on August 13, 2009, and the 2009 Form 10-K, (v) Marcum issued a consent for the incorporation by reference of its auditors’ report in the Company’s Form S-8, filed with the SEC on November 24, 2009, (vi) Marcum issued a consent for the incorporation by reference of its auditors’ report in the Company’s Form S-8, filed with the SEC on April 17, 2008 and (vii) Marcum performed related auditing, review and updating procedures during the time period that Marcum was terminated as the Company’s independent registered public accounting firm, effective April 3, 2009, and the date that Marcum was reappointed on July 26, 2010.

In accordance with Item 304(a)(2)(ii)(D) of Regulation S-K, the Company requested that Marcum review the disclosure required by Item 304(a) of Regulation S-K before this Form 8-K was filed with the SEC and provided Marcum the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respect in which it does not agree with the statements made by the Company.  No such letter was provided by Marcum.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of Deloitte & Touche LLP dated July 28, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: July 28, 2010	By:	/s/ Adrian Kowalewski
		Name:	Adrian Kowalewski
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP dated July 28, 2010